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                                                                     EXHIBIT 3.4


                                   BYLAWS OF

                            ELDORADO CAPITAL CORP.
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                                   ARTICLE I
                                    OFFICES

     Section 1. The principal office shall be in the City of Reno, County of Washoe, State of Nevada, or other location as the Board of Directors may determine.

     Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II
                           MEETINGS OF STOCKHOLDERS

     Section 1. All annual meetings of the stockholders shall be at the call of the Directors. Special meetings of the stockholders may be held at such place as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     Section 2. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the president, and shall be called by the president or secretary at the request in writing of stockholders owning a majority of the entire stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 3. Written notice of the annual meeting and of all special meetings of the stockholders, signed by the president or a vice president, or the secretary or an assistant secretary, stating the purpose or purposes for which the meeting is called and the time when and the place where it is to be held shall either be delivered personally or shall be mailed to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days prior to the meeting, and if mailed it shall be directed to any such stockholder at his address as it appears on the records of the corporation.

     Section 4. Business transacted at all special meetings shall be confined to the objects stated in the call.

     Section 5. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of
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business except as otherwise provided by statute, by the Articles of
Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented by proxy, at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 6. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 7. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corpora-tion on the date of closing the books of the corporation against transfers of stock or on the record date fixed for the determination of stockholders entitled to vote at such meeting or, if the books be not closed or a record date fixed, then on the date of such meeting. All questions shall be decided by a plurality vote.

                                  ARTICLE III
                                   DIRECTORS

     Section 1. The number of directors which shall constitute the whole board shall be not less than one nor more than nine, except that, in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders. Directors need not be stockholders. They shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify.

     Section 2. The directors may hold their meetings and have one or more offices inside or outside Nevada at such places as they may from time to time determine. The original or duplicate stock ledger or a statement setting out the name and address of the

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custodian thereof shall be kept at the principal office in Nevada.

     Section 3. Vacancies in the Board of Directors may be filled by a majority vote of the remaining directors, though less than a quorum, and each director so elected shall hold office for the unexpired term in respect to which such vacancy occurred or until the next annual election of directors.

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     Section 4.  The property and business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                      MEETINGS OF THE BOARD OF DIRECTORS

     Section 5. The first meeting of each newly elected Board shall be held at such time and place either within or without the State of Nevada, as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

     Section 6. Regular meetings of the Board of Directors may be held without notice at such time and place either within or without the State of Nevada as shall from time to time be determined by the Board.

     Section 7. Special meetings of the Board of Directors may be called by the president on three days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written consent of two directors.

     Section 8. A majority of the directors at a meeting duly assembled shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the board, shall be as valid and effective in all respects as if passed by the board in regular meeting. The Directors may act in lieu of a meeting by written resolutions.

                            COMMITTEES OF DIRECTORS

     Section 9. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers

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of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 10. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                           COMPENSATION OF DIRECTORS

     Section 11. Directors, as such shall not receive any stated salary for their services, but by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 12. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 13. Any director may be removed from office by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding capital stock having voting power, and his successor may be elected at the same meeting. No director shall be removed from office except upon the vote or written consent of stockholders owning sufficient shares to have prevented his election to office in the first instance.

                                  ARTICLE IV
                                    NOTICES

     Section 1. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

     Section 2. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such

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meeting without objection, the actions taken at such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote thereat. Such consent or approval, if given by stockholders, may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

     Section 3. Whenever any notice whatsoever is required to be given under the provisions of the statute, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person entitled to said notice either before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                   OFFICERS

     Section 1. The officers of the corporation shall be chosen by the directors and shall be a president, a vice president, a secretary, and a treasurer. Any two offices, except the offices of president and vice president, may be held by the same person.

     Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a president from its members, and shall choose a vice president, a secretary and a treasurer, none of whom need be a member of the board.

     Section 3. The board may appoint additional vice presidents, and assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

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                                 THE PRESIDENT

     Section 6. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors, shall be ex officio a member of all standing committees, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.

     Section 7. He shall, execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                                VICE PRESIDENT

     Section 8. The vice president shall, in the absence or disability of the president, perform the duties and exercise the powers of president, and shall perform such other duties as the Board of Directors shall prescribe.

                                 THE SECRETARY

     Section 9. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring a seal, and when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

                                 THE TREASURER

     Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     Section 11.  He shall disburse the funds of the corporation as

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may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 12. If required by the Board of Directors, he shall give the corporation a bond in such sum, and with such surety or sureties as shall be satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                  ARTICLE VI
                             CERTIFICATES OF STOCK

     Section 1. Certificates of stock of the corporation shall be in such form not inconsistent with the Articles of Incorporation as shall be approved by the Board of Directors, shall be issued under the seal of the corporation and shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares owned by him and shall be signed by the president or vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer. If any stock certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk and a registrar, a facsimile of the signatures of the said officers may be printed or lithographed upon such certificates and the stock certificates shall set forth the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights.

                              TRANSFERS OF STOCK

     Section 2. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                           CLOSING OF TRANSFER BOOKS

     Section 3. The directors may prescribe a period not exceeding forty days prior to any meeting of the stockholders or prior to the

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day appointed for the payment of dividends during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than forty days prior to the holding of any such meeting or the date for the payment of any such dividend as the day as of which stockholders entitled to notice of and to vote at such meeting and entitled to receive payment of such dividend shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting or to receive payment of such dividend.

                            REGISTERED STOCKHOLDERS

     Section 4. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder-in-fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

                               LOST CERTIFICATES

     Section 5. The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                  ARTICLE VII
                              GENERAL PROVISIONS

                                   DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any relate thereto, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

     Section 2.  Before payment of any dividend or making any

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distribution of profits, there may be set aside out of the funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                    CHECKS

     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

     Section 4.  The fiscal year shall begin the first day of each year.

                                     SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the date of its incorporation and the words "Corporate Seal, Nevada."

                                INDEMNIFICATION

     Section 6. Each person who is or was a director or officer of the corporation (including the heirs, executors, administrators, or estate of such person) shall be indemnified by the corporation as of right against any liability, cost, or expense incurred by such director or officer by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, except to the extent that such indemnification is prohibited by Chapter 78 of the Nevada Revised Statutes. The expenses of directors or officers, past or present, incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

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                                 ARTICLE VIII
                                  AMENDMENTS

     Section 1. These Bylaws may be altered or amended at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, if notice of the proposed alteration or amendment be contained in the notice of such meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at such meeting and present and represented thereat, or by the affirmative vote of a majority of the board or at any meeting of the board or by the written consent of all of the members of the board.

     I, THE UNDERSIGNED, being the Secretary of ELDORADO CAPITAL CORP., DO HEREBY CERTIFY the foregoing to be the Bylaws of said corporation, as adopted at a meeting of the directors held on the 25th day of June, 1996.


                                 [Signature Appears Here]
                                 ____________________________________
                                 Secretary

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